UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RBC LIFE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	2301 Crown Court Irving, Texas 75038	91-2015186
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

RBC LIFE SCIENCES, INC.
2006 STOCK INCENTIVE PLAN
(Full title of the plan)

Steven E. Brown
President
RBC Life Sciences, Inc.
2301 Crown Court
Irving, Texas 75038
(Name, address, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-139606), pertaining to 2,213,010 shares of common stock, par value $0.001 per share (“Common Stock”), of RBC Life Sciences, Inc. (the “Company”), issuable under the RBC Life Sciences, Inc. 2006 Stock Incentive Plan, which was filed with the Securities and Exchange Commission on December 22, 2006 (the “Registration Statement”).
The Company intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by removing and withdrawing from registration all shares that remain unsold under such Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 12, 2016.

RBC Life Sciences, Inc.

By: /s/ Steven E. Brown
Name: Steven E. Brown
Title: Chief Executive Officer